UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On June 30, 2008, the Board of Directors of Ecosphere Technologies, Inc. (the “Company”), based on the recommendation of the Compensation Committee (the “Committee”), approved the following compensation agreement:

Employment Agreement with Michael R. Donn, Sr.

The Board approved a new compensation package for the Company’s Chief Operating Officer, Michael R. Donn, Sr., effective June 9, 2008.  Under the Agreement, Mr. Donn will receive an annual base salary of $125,000.  Effective June 30th, the Board also granted Mr. Donn 500,000 non-qualified stock options and cash settled stock appreciation rights (“SARs”) in tandem, exercisable at $0.47 per share over a five-year period.  The SARs are only exercisable if the Company does not have sufficient authorized capital to permit all outstanding options and warrants to be exercised.  Of the options and SARs, 200,000 vested immediately and the remaining vest ratably on June 30, 2009 and 2010, subject to his continued employment with the Company on the applicable vesting dates.

Mr. Donn has been a director of the Company since March 1, 2005.  He is the brother of the Senior Vice President of Administration, Jacqueline McGuire, and the brother-in-law of the President and co-Chief Executive Officer, Dennis McGuire.

On July 3, 2008, the Board approved an amendment to the Consulting Agreement (the “Consulting Agreement”) with WSR Consulting, Inc. (“WSR”), a company affiliated with Adrian Goldfarb, the Company’s Chief Financial Officer.

Amendment to WSR Consulting Agreement

Under the amendment, WSR will receive a monthly fee of $19,500.  Additionally, the Board granted WSR 650,000 non-qualified stock options and cash settled SARs in tandem, exercisable at $0.45 per share over a five-year period.  The SARs are only exercisable if the Company does not have sufficient authorized capital to permit all outstanding options and warrants to be exercised.  All of the options and SARs vest in equal increments each June 30 and December 31, subject to the Consulting Agreement remaining in effect on each applicable vesting date.  Additionally, one-half are subject to further vesting based upon Ecosphere signing a long-term agreement with a major energy company for the treatment of industrial wastewater including produced water and/or frac flowback water.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ DENNIS MCGUIRE
Dennis McGuire Co-Chief Executive Officer

Date: July 7, 2008

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